 Filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-280793
PROSPECTUS SUPPLEMENT
To Prospectus dated July 19, 2024
1,720,430 Shares
Common Stock
Orange County Bancorp, Inc. is offering 1,720,430 shares of our common stock, $0.25 par value per share. Our common stock is listed for trading on the Nasdaq Capital Market, under the symbol “OBT.” On June 2, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $24.90 per share.
We are an “emerging growth company” as defined under the federal securities laws and may take advantage of reduced public company reporting and relief from certain other requirements otherwise generally applicable to public companies.

Investing in our common stock involves risk. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.

	Per Share	Total
Public offering price	$23.25	$40,000,000
Underwriting discount and commissions(1)	$1.22	$2,100,000
Proceeds, before expenses, to Orange County Bancorp, Inc.	$22.03	$37,900,000

(1)
See “Underwriting” in this prospectus supplement for details.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional 258,064 shares of our common stock. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $2,415,000 and the total proceeds to us, before expenses, will be $43,585,000.
The underwriters expect to deliver the shares of common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June 5, 2025.
Neither the Securities and Exchange Commission nor any other federal or state regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The shares of our common stock that you purchase in this offering are not deposits, savings accounts or other obligations of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Piper Sandler	Stephens Inc.

The date of this prospectus supplement is June 3, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and may add, change or update the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated July 19, 2024, which is included as part of our shelf registration statement on Form S-3 (File No. 333-280793), and which includes the documents incorporated by reference therein and provides more general information, some of which may not apply to this offering.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Orange County Bancorp,” the “Company,” “we,” “us,” “our” or similar references mean Orange County Bancorp, Inc. References to the “Bank” mean Orange Bank & Trust Company. References to “HVIA” mean Hudson Valley Investment Advisors, Inc.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our common stock.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any shares of common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisors for legal, tax, business, financial and related advice before investing in our common stock.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.
We make available free of charge our SEC filings on the investor relations page of our website at www.orangebanktrust.com as soon as reasonably practicable after we electronically file or furnish these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling us at the following telephone number:
Orange County Bancorp, Inc.
212 Dolson Avenue
Middletown, New York 10940
Attn: Investor Relations
Telephone: (845) 341-5000
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2025 (to the extent specifically incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

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our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 10, 2025, February 21, 2025, February 26, 2025, April 23, 2025, May 16, 2025 and May 20, 2025; and

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the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on August 4, 2021, to register our common stock under the Exchange Act, and any amendment or report filed with the SEC for the purpose of updating such description.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider,” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology. These statements include statements with respect to our, the Bank’s and HVIA’s strategies, plans, objectives, expectations and intentions and other statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.
All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:
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general economic conditions, either nationally or in our market areas, that are worse than expected;

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changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

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our ability to access cost-effective funding;

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fluctuations in real estate values and both residential and commercial real estate market conditions;

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demand for loans and deposits in our market area;

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our ability to implement and change our business strategies;

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competition among depository and other financial institutions;

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inflation, tariffs, recession, and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

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the rate of delinquencies and amounts of loans charged-off;

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fluctuations in real estate values and both residential and commercial real estate market conditions;

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adverse changes in the securities markets;

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fluctuations in the stock market may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses related to our trust and wealth management business;

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changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

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our ability to enter new markets successfully and capitalize on growth opportunities;

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our ability to capitalize on strategic opportunities;

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our ability to successfully introduce new products and services;

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our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

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our ability to retain our existing customers;

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our ability to prevent or mitigate fraudulent activity;

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changes in consumer spending, borrowing and savings habits;

S-iv

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changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board;

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changes in our organization, compensation and benefit plans;

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changes in the quality or composition of our loan or investment portfolios;

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a breach in security of our information systems, including the occurrence of a cyber incident or a deficiency in cyber security;

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political instability or civil unrest;

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acts of war or terrorism or pandemics such as the recent COVID-19 pandemic;

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competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers, including retail businesses and technology companies;

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the failure to attract and retain skilled people;

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the fiscal and monetary policies of the federal government and its agencies;

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our expectations regarding the use of proceeds from this offering; and

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other factors that are discussed in the section entitled “Risk Factors.”

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we may make with the SEC. The Company’s ability to predict results or the actual effects of its plans or strategies is inherently uncertain. As such, forward-looking statements can be affected by inaccurate assumptions made or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect conditions only as of the date of this prospectus supplement. Forward-looking statements speak only as of the date of this document. The Company undertakes no obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.
Overview of Orange County Bancorp, Inc.
Orange County Bancorp, Inc. is a bank holding company incorporated under Delaware law in 2007 and headquartered in Middletown, New York. Through our wholly owned subsidiaries, Orange Bank & Trust Company, a New York state-chartered trust company and Hudson Valley Investment Advisors, Inc., a registered investment advisor, the Company offers full-service commercial and consumer banking products and services and trust and wealth management services to small businesses, middle-market enterprises, local municipal governments and individuals in the Lower Hudson Valley region, the New York metropolitan area and nearby markets in Connecticut and New Jersey.
By combining the high-level personal service and relationship-based focus of a community bank with the extensive suite of financial products and services offered by our larger competitors, we believe we can capitalize on the substantial growth opportunities available in our market areas. We also offer a variety of deposit accounts to businesses and consumers, including checking accounts and a full line of municipal banking accounts. These activities, together with our 16 branch offices and one loan production office, generate a stable source of low-cost core deposits and a diverse loan portfolio with attractive risk-adjusted yields.
As a bank holding company, the Company is subject to the supervision of the Board of Governors of the Federal Reserve System (the “FRB”). We are required to file with the FRB reports and other information regarding our business operations and the business operations of our subsidiaries. As a state-chartered trust company that is a member of the Federal Reserve System, the Bank is subject to primary supervision, periodic examination and regulation by the New York State Department of Financial Services and by the FRB as its primary federal regulator.
As of March 31, 2025, the Company’s assets, loans, deposits and stockholders’ equity totaled $2.6 billion, $1.9 billion, $2.3 billion and $201.3 million, respectively. Orange Bank & Trust Company’s trust department and HVIA had a combined $1.7 billion in assets under management at March 31, 2025.
Business Segments
Business Banking.   We are committed to serving as a community-oriented financial institution focused on small- to medium-sized businesses, professionals, entrepreneurs and corporate executives. In addition, the Bank’s private banking service caters to the business and personal needs of high-net-worth individuals and business owners. We offer a full suite of financial products, including checking, savings and money market accounts, certificates of deposit and treasury management services.
The Company continues to successfully retain and recruit seasoned lenders with expertise and proven track records in its historical and expanded operating markets. These lenders typically have long standing relationships with businesses in our local community and markets, such as real estate developers and owners, enabling them to serve as trusted advisors across financial transactions and products.
The Company continues to experience strong growth in its newer markets of Rockland and Westchester Counties, which offer significant growth potential as a function of market size and demographics, while Orange County represents approximately 40% of the Bank’s deposits as of March 31, 2025.

Private Banking.   In August 2017, following extensive research and planning, the Bank successfully launched its private banking initiative. This concierge-level service integrates and leverages all four of the Company’s core businesses — deposits, loans, asset management (through HVIA, our investment advisor subsidiary) and trust and estate services — to provide dedicated, personalized attention to clients with larger, more complex banking needs who engage in significant business with us.
Trust & Wealth Management.   Through the trust department of the Bank, we offer traditional trust and administration services to local clients and have a niche focus on Special Needs Trust and Guardianship services. Founded as “Orange County Trust and Safe Deposit Company” in 1892, trust services held a prominent role among our early business lines. This unit has evolved over time, most explicitly in a name change to “Orange Bank & Trust Company” in 2016, and trust services remain a vital and vibrant part of our business today. As a measure of our ongoing commitment to trust services, we hired dedicated personnel with expertise in the unique requirements of the Special Needs Trust sub-sector for oversight of the division several years ago. This has resulted in meaningful revenue growth and profitability.
We offer asset management, financial planning and wealth management services through our wholly owned subsidiary, HVIA, an SEC registered investment advisor, which we acquired in November 2012. HVIA manages investments for institutional and high-net-worth individuals, which includes endowments, pension plans and not for profits, as well as sub-advisory investments.
In recent years, we have grown the Orange Wealth Management initiative, which combines services offered by HVIA, our private bank and our trust department in a coordinated strategy for growth. We believe that there may be significant cross-selling opportunities with our high-net-worth and business clients through this platform.
Our Business Strategy
Our goal is to continue building the premier business bank in the Lower Hudson Valley, primarily through organic growth of our client base. We remain focused on small- to medium-sized businesses (characterized as businesses with annual revenues of less than $50 million), attorneys and other professionals, and provide a broad range of banking services to businesses, high-net-worth individuals, business owners and retail customers. We believe the local economies in our geographic footprint offer us significant growth opportunities that we can capitalize on through our focus on personalized service, and our ability to realize greater economies of scale than smaller community banks.
Leverage our Relationships and Service Capabilities to Drive Organic Growth.   From our beginning in 1892, our founders understood that the Bank’s success would be closely tied to that of the communities in which we operate, and that long-term value creation would require an uncompromising commitment to service and the establishment of enduring relationships with our clients. That vision continues to drive the Company today, as we serve customers in Orange, Rockland, and Westchester Counties and the Bronx through a network of 16 branches, one loan production office and approximately 249 employees. Our core competencies include knowledge of our marketplace, familiarity with our clients and providing the highest quality services and solutions, enabling us to attract business customers across our traditional and expanded geographic footprint. The objective is to be a trusted advisor to our clients as they build their businesses with our resources, support and advice.
Derive Further Loan Growth Through Differentiated Service.   We have consistently demonstrated our ability to generate strong loan growth and capture additional share in our operating markets. We have been able to do so based on strong client relationships and focused business development efforts. The majority of our loan growth comes from existing clients and referrals, with the latter resulting from our focus on key centers of influence in our communities, such as law firms and accounting practices. We also believe our senior management’s availability for consultation on a daily basis offers customers a quicker response time on loan applications and other transactions, as well as greater confidence that these transactions will close, than competitors, whose decisions, in some cases, are being made in distant headquarters. We believe this level of service also gives us a pricing advantage, often enabling us to obtain higher loan rates than our competitors, while still securing the business and client relationship.
Continue to Grow our Core Deposit Franchise.   The strength of our deposit franchise is derived from our long-standing relationships with our clients and the strong ties within the markets we serve. Our deposit footprint has provided, and we believe it will continue to provide, primary support for the growth of our loan portfolio. Core deposits (deposits excluding time deposits) comprised 88.6% of our total funding, with a low cost of 0.99% at March 31, 2025. A key component of our strategy to enhance funding sources is our cash management services, which has enabled our team to expand the depth and efficiency of our product offerings, and is expected to contribute to profitability, customer account growth, and relationship retention going forward. Additionally, by continuing to broaden our suite of business services, from sophisticated cash management to enhanced commercial lending, loans and deposits grew to $1.9 billion and $2.3 billion, respectively, at March 31, 2025, up 2.1% and 6.0%, respectively, from December 31, 2024. We expect this growth to continue as the Bank continues to enhance our technology resources and to incorporate the tools our clients need to operate more efficiently and profitably. We also believe our strong commercial and public sector relationships will supplement our retail deposit base, further enhancing deposit growth and, ultimately, continued growth of our loan portfolio. Deposits from municipalities totaled $320.2 million, or 14.0%, of our total deposits at March 31, 2025. Municipal deposits increased by $38.3 million, or 13.6%, from $281.8 million, or 13.1% of our total deposits at December 31, 2024.
Continue to Build Fee-Based Business.   We have built a strong foundation of fee-based revenue through our trust services and wealth management businesses. Like our core banking business, our trust and advisory services have also achieved significant recent milestones, with combined assets under management (AUM) in the two groups aggregating $1.7 billion at March 31, 2025, in spite of very competitive market conditions. As we have successfully done with our banking business, we intend to continue the expansion of HVIA’s services into Westchester and Rockland Counties. Additionally, private banking has continued to grow and now supports approximately 694 clients as of March 31, 2025 (an increase from 650 clients at December 31, 2023) to fully leverage the resources and capabilities of our platform. Each of our fee-based businesses is run by an experienced team and has scalable infrastructure to support additional growth with little added expense. We believe our integrated approach to client relationships, growing market position and expanded service offerings will provide significant cross selling and new business opportunities going forward.
Capitalize on Market Disruption.   We intend to continue to take advantage of market disruption in our operating territories, which we believe has created an environment of underbanked customers. The acquisitions of competitors in these markets continue to create opportunities to hire seasoned bankers who we believe can thrive under our business model and take advantage of customer dissatisfaction with large, less personalized banks and/or recently merged institutions. We have successfully employed this strategy in the past, hiring experienced bankers from merged institutions and acquiring HVIA from Provident New York Bancorp in 2012.
We believe the ongoing reduction in the number of locally-managed community banks provides the opportunity for us to offer sophisticated banking products and services targeting small and middle market businesses, to expand our customer base, increase assets, and enhance profitability.
Strategic Expansion.   While Orange County remains our home, ongoing investments in Rockland, Westchester and Bronx Counties continue to be significant drivers of our growth and profitability. Most recently, we entered the Yonkers market with a Westchester County branch location during the first quarter of 2024. The exploration of new locations and opportunities for expansion will remain a key initiative within the Company’s growth strategy.
Engage in Opportunistic M&A.   We continue to remain focused on organic growth in our geographic markets and have no current plans or arrangements for acquisitions. We may, however, evaluate acquisitions that we believe could produce attractive returns for our stockholders. These could include fee-based businesses, whole bank or branch acquisitions that would improve our market position in geographies with attractive demographics and business trends, expand our existing branch network in existing markets, enhance our earnings power or product and service offerings, or expand our wealth management activities.
Recent Events
On January 10, 2025, the Company filed an amendment to the Company’s Certificate of Incorporation, as amended, to effect a two-for-one forward stock split (the “Stock Split”) of the Company’s issued common stock and proportionately increase the number of shares of the Company’s authorized common stock from 15 million to 30 million. Trading commenced on a split-adjusted basis at market open on January 13, 2025.
Corporate Information and Office Location
Our common stock is traded on the Nasdaq Capital Market under the ticker symbol “OBT.” Our principal executive offices are located at 212 Dolson Avenue, Middletown, New York 10940, and our telephone number is (845) 341-5000. Our website is www.orangebanktrust.com. The information on our website is not part of this prospectus supplement.

THE OFFERING
The following summary contains basic information about our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our common stock, see “Description of The Securities — Description of Common Stock” on page 14 of the accompanying prospectus.
Issuer
Orange County Bancorp, Inc.
Common stock offered by Orange County Bancorp, Inc.
1,720,430 shares of our common stock (or 1,978,494 shares of our common stock if the underwriters exercise their option to purchase additional shares in full).
Common stock to be outstanding after this offering
13,104,168 shares of our common stock (or 13,362,232 shares of our common stock if the underwriters exercise their option to purchase additional shares in full).
Offering price
$23.25 per share
Underwriters’ option to purchase additional shares
We have granted the underwriters an option for a period of 30 days to purchase up to 258,064 additional shares of our common stock.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $37.5 million (or approximately $43.2 million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds to us from this offering for general corporate purposes, which may include investments in the Bank supporting continued growth, augmenting regulatory capital and liquidity and providing for potential strategic acquisitions. See “Use of Proceeds.”
Indication of Interest
Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.
Dividends
Our most recent regular quarterly cash dividend of  $0.13 per share of common stock was declared by our board of directors on May 16, 2025, to be paid on June 16, 2025 to stockholders of record as of June 4, 2025. The cash dividend of  $0.13 per common share reflects the adjustment for the Stock Split. Quarterly dividends on our common stock are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements and other factors that our board of directors may deem relevant. Thus, as a practical matter, any restrictions on the Bank’s ability to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Common Stock Dividends.”

Risk Factors
Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Nasdaq symbol for our common stock
Our common stock is listed on the Nasdaq Capital Market under the symbol “OBT.”
Unless otherwise indicated, the number of shares of common stock outstanding after this offering is based upon 11,383,738 shares of common stock outstanding as of March 31, 2025, and excludes:
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224,853 shares of common stock reserved for issuance under outstanding restricted stock units; and

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336,147 shares of common stock reserved for future issuance under our 2023 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock in this offering and that no director or executive officer purchases any shares of our common stock in this offering.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as other information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference in these documents, and any free writing prospectus that we have authorized for use in connection with this offering, before you invest in our common stock. If any of these risks actually materialize, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to This Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
We expect to receive net proceeds of  $37.5 million from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriters of their option to purchase additional shares. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds” on page S-10 of this prospectus supplement. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
The price of our common stock may be volatile or may decline.
The trading price of our common stock may fluctuate or be adversely affected as a result of a number of factors, many of which are outside our control, including trading volumes that affect the market prices of the shares of many companies. Factors that could affect the trading price of our common stock include:
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actual or anticipated quarterly fluctuations in our operating results and financial condition;

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general market conditions, inflation and, in particular, developments related to market conditions for the financial services industry;

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changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

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failure to meet analysts’ revenue or earnings estimates;

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publication of news and research reports about us or the financial services industry in general;

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actual or anticipated changes in interest rates;

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departures of or additions to our key personnel;

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adverse market reactions to any indebtedness we may incur or securities we may issue in the future;

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actions by our stockholders or stockholders of other companies;

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the operating and securities price performance of companies that investors consider to be comparable to us;

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changes or proposed changes in laws or regulations affecting our business or the financial services industry generally;

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anticipated or pending investigations, proceedings or litigation that involve or affect us;

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speculation about us in the press or investment community;

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strategic actions by us or our competitors;

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fluctuations in the stock price and operating results of our competitors;

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the effects of any turmoil or negative news in the banking industry; and

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domestic and international economic factors unrelated to our performance.

The trading price of the shares of our common stock will further depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, and future sales of our equity or equity-related securities. In some cases, the markets have produced downward pressure on trading prices of common stock and credit availability for certain issuers without regard to those issuers’ underlying financial strength. Furthermore, the trading price of our common stock may be adversely affected by third parties trying to drive down the trading price of our common stock. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines and their activities can negatively affect our stock price. A significant decline in the trading price of our common stock could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation, as well as the loss of key employees.
The holders of our debt obligations will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.
In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us. As of March 31, 2025, we had outstanding an aggregate principal amount of  $20 million of subordinated notes. We could incur debt obligations in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all of our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, if any, have received any payment or distribution due to them. In addition, we are required to pay interest on the subordinated notes before we are able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.
Our ability to pay dividends is limited by law and regulations.
Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant.
In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the FRB regarding capital adequacy and dividends. It is the policy of the FRB that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the FRB in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid.
Any future payment of dividends will depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. The Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to the Company. In general, the Bank would need regulatory approval to pay a dividend in an amount greater than its year-to-date net income plus the prior two years’ net income that is still available for a dividend. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
Except as described in “Underwriting,” we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of our common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to stockholders of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of this offering, other capital raising strategies, sales of shares of our common stock or other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.
In addition, if we issue additional shares, including options, warrants, or other convertible securities, in the future to acquired entities and their equity holders, our business associates, or other strategic partners or in follow-on public or private offerings, the newly issued shares will further dilute your percentage ownership of Orange County Bancorp.
If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.
If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.
Shares of our common stock are not insured deposits.
Shares of our common stock are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. An investment in our common stock has risks, and you may lose some or all of your investment.
Risks Relating to Our Business and our Industry and Regulation
For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $37.5 million (or approximately $43.2 million if the underwriters exercise in full their option to purchase additional shares from us) after expenses and the underwriting discount. We intend to use the net proceeds to us from this offering for general corporate purposes, which may include investments in the Bank supporting continued growth, augmenting regulatory capital and liquidity and providing for potential strategic acquisitions.
Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

COMMON STOCK DIVIDENDS
Our most recent regular quarterly cash dividend of  $0.13 per common share was declared by our board of directors on May 16, 2025 to be paid on June 16, 2025 to stockholders of record as of June 4, 2025. The cash dividend of  $0.13 per common share reflects the adjustment for the Stock Split.
Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our shares of common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. Thus, as a practical matter, any restrictions on the ability of the Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors — Risks Related to this Offering — Our ability to pay dividends is limited by law and regulations” for more information.

CAPITALIZATION
The following table sets forth our capitalization on a consolidated basis at March 31, 2025:
(1)
on an actual basis; and

(2)
on an as-adjusted basis to give effect to the sale of 1,720,430 shares of common stock offered hereby (assuming the underwriters do not exercise their option to purchase additional shares), based on the public offering price of  $23.25 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.
	As of March 31, 2025
	Actual	As Adjusted for this Offering(1)
	(dollars in thousands, except share data)
Cash and due from banks	$164,173	$201,673
Borrowings:
FHLB advances, short-term	$20,500	$20,500
FHLB advances, long-term	10,000	10,000
Subordinated notes, net of issuance costs	19,609	19,609
Stockholders’ equity:
Common stock, $0.25 par value; 30,000,000 shares authorized; 11,383,738 shares outstanding at March 31, 2025 and 13,104,168 shares outstanding as adjusted	2,848	3,278
Surplus	121,546	158,616
Retained earnings	137,148	137,148
Accumulated other comprehensive income (loss), net of taxes	(60,019)	(60,019)
Treasury stock, at cost; 8,017 shares at March 31, 2025	(199)	(199)
Total stockholders’ equity	201,324	238,824
Total borrowings and stockholders’ equity	$251,433	$288,933
Bank Capital Ratios:(2)
Total capital (to risk-weighted assets)	15.42%	17.05%
Tier 1 capital (to risk-weighted assets)	14.16%	15.82
Common equity tier 1 capital (to risk-weighted assets)	14.16%	15.82
Tier 1 capital (to average assets)	10.41%	11.69

(1)
The table assumes the underwriters do not exercise their option to purchase additional shares from us.

(2)
Ratios are for the Bank only. Assumes 100% of the net proceeds, or $37.5 million, is contributed to the Bank. For purposes of this table, we have assumed that the net proceeds of this offering will be invested in securities which carry a 100% risk weighting for purposes of all adjusted risk-based capital ratios.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address any U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as United States income taxpayers for United States federal tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).
Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.
For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder (defined below), nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) regardless of its place of organization or formation. A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on Common Stock
Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion below under “Foreign Accounts.” To obtain a reduced rate of withholding under a treaty, a Non-U.S.

Holder generally will be required to provide us or our paying agent with a properly executed Form W-8 BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) (“Form W-8 BEN”) or Form W-8 BEN-E Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) (“Form W-8 BEN-E”), or other appropriate form, including a U.S. taxpayer identification number or, in certain circumstances, a foreign tax identifying number, and certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to persons holding interests in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder’s will be required to provide appropriate documentation to such agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty but that does not timely provide the required certification may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States) if a properly executed Form W-8 ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States (“Form W-8 ECI”) stating that the dividends are so connected, is furnished to us or our paying agent (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules and the effect of such rules on the Non-U.S. Holder’s individual tax situation.
To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, such excess will generally first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.
Gain on Disposition of Common Stock
Subject to the discussions below under “Information Reporting Requirements and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period.
In general, we would be a USRPHC if at least half of our business assets (by fair market value) consists of “United States real property interests” within the meaning of Code Section 897(c)(1). We believe that we have not been, are not, and do not anticipate becoming, a USRPHC. Even if we are treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of  (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on the Non-U.S. Holder’s disposition is taxable because we are or we become a USRPHC and the Non-U.S. Holder’s ownership of our common stock exceeds 5%, such Non-U.S. Holder will be taxed on such disposition generally in the manner applicable to U.S. persons.
If a Non-U.S. Holder realizes gain on a sale or other disposition of our common stock that would be considered effectively connected with the Non-U.S. Holder’s trade or business in the United States, such Non-U.S. Holder will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and such corporate Non-U.S. Holders may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain realized on a sale or other disposition of our common stock by a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though such Non-U.S. Holder is not considered a resident of the U.S.), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting Requirements and Backup Withholding
Generally, we must report information to the IRS with respect to any dividends we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding at a rate of 24% unless the Non-U.S. Holder provides a properly executed Form W-8 BEN, Form W-8 BEN-E, or Form W-8 ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder provides a properly executed Form W-8 BEN or Form W-8 BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.
Foreign Accounts
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends on, and (subject to proposed Treasury regulations discussed below) the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments, including dividends on and (subject to proposed Treasury regulations discussed below) the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
The withholding provisions described above currently apply to payments of dividends. The Secretary of the Treasury has issued proposed regulations which provide that the withholding provisions under FATCA do not apply with respect to payments of gross proceeds from a sale or other disposition of our common stock and which may be relied upon by taxpayers until final regulations are issued.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT CHANGE IN APPLICABLE LAW.

UNDERWRITING
We and Piper Sandler & Co., as representative for the underwriters named below, have entered into an underwriting agreement with respect to the shares of common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares of our common stock set forth opposite its name in the table below.
Name	Number of Shares
Piper Sandler & Co.	1,204,301
Stephens Inc.	516,129
Total	1,720,430
The obligations of the underwriters under the underwriting agreement are several and not joint. The underwriting agreement provides that the underwriters’ obligation to purchase shares of our common stock depends on the satisfaction of certain conditions precedent contained in the underwriting agreement, including:
•
the representations and warranties made by us are true and our obligations have been performed;

•
there is no material adverse change in the financial markets or in our business; and

•
we deliver customary closing documents.

Subject to those conditions, the underwriters have severally agreed to purchase and pay for all such shares of common stock if any are purchased. However, the underwriters are not obligated to take or pay for the shares of our common stock covered by the underwriters’ purchase option described below, unless and until such option is exercised.
The shares of common stock are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.
Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.
Purchase Option.   We have granted to the underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to 258,064 additional shares of common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of common stock to the underwriters to the extent the purchase option is exercised.
Discounts and Expenses.   The underwriters propose to offer the shares of common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price less a concession not in excess of  $0.732 per share. After the public offering of the common stock, the underwriters may change the offering price and other selling terms.
The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	Total Without Purchase Option Exercise	Total With Full Purchase Option Exercise
Price to public	$23.25	$40,000,000	$46,000,000
Underwriting discount	1.22	2,100,000	2,415,000
Proceeds to us, before expenses	22.03	37,900,000	43,585,000
We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $400,000 and are payable by us, other than $100,000 of expenses which will be reimbursed to us by the underwriters if the offering is consummated. We have agreed to reimburse the underwriters for certain actual out-of-pocket expenses incurred by the underwriters on our behalf in connection with the offering whether or not the offering is not consummated. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.
Lock-up Agreements.   We, and each of our executive officers and directors, have agreed, subject to certain exceptions for a period of 90 days after the date of this prospectus supplement (the “Lock-Up Period”), not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale or hedge, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for common stock, or (ii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of the common stock or other securities, in cash or otherwise, or (iv) publicly announce any intention to do any of the foregoing during the Lock-Up Period without, in each case, the prior written consent of Piper Sandler & Co., as representative of the underwriters. These restrictions are expressly agreed to preclude us, and our executive officers and directors and certain other persons, from engaging in any hedging or other transaction or arrangement that is designed to, or that reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of common stock or other securities, in cash or otherwise.
Indemnification and Contribution.   We have agreed to indemnify the underwriters, and persons who control the underwriters, and the underwriters’ respective partners, directors, officers, employees and agents, against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.
Stabilization.   In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
•
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•
Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Nasdaq Capital Market Listing.   Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “OBT.”
Other Activities and Relationships.   The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Distribution.   A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.
Selling Restrictions.   Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Luse Gorman, PC, Washington, DC. Certain legal matters will be passed upon for the underwriters by Kilpatrick Townsend & Stockton LLP, Washington, DC.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in the 2024 Form 10-K and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
$100.0 million
Debt Securities
Common Stock
Warrants
Purchase Contracts
Units
Subscription Rights
We may offer and sell, from time to time, up to $100.0 million, in one or more series, of our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; warrants to purchase other securities; purchase contracts; units; or subscription rights consisting of any combination of the above securities. The debt securities may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.
Our common stock is traded on the Nasdaq Capital Market under the symbol “OBT.”
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.
You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors,” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 19, 2024.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we offer in three separate documents that progressively provide more detail:
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this prospectus, which provides general information about Orange County Bancorp, Inc. and the securities being registered, some of which may not apply to your securities;

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a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

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if necessary, a pricing supplement that describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:
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the pricing supplement, if any;

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the prospectus supplement; and

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this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in any prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:
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we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

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we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

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we are permitted to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation; and

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we are not required to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have irrevocably determined to take advantage of this extended transition period, which means that the financial statements incorporated by reference in this prospectus, as well as financial statements that we file in the future, may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.

i

We will remain an emerging growth company until December 31, 2026, which is five years from the end of the fiscal year following the completion of our initial public offering in August 2021 unless we earlier cease to be an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in annual gross revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt in a three-year period.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, the debt securities, common stock, warrants, purchase contracts, units or subscription rights consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100.0 million. This prospectus provides you with a general description of the securities that we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus.
You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”
The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Orange County Bancorp,” the “Company,” “we,” “us,” “our” or similar references mean Orange County Bancorp, Inc., references to the “Bank” mean Orange Bank & Trust Company and references to “HVIA” mean Hudson Valley Investment Advisors, Inc.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements include, but are not limited to:
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statements of our goals, intentions and expectations;

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statements regarding our business plans, prospects, growth and operating strategies;

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statements regarding the quality of our loan and investment portfolios; and

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estimates of our risks and future costs and benefits.

These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
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general economic conditions, either nationally or in our market areas, that are worse than expected;

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changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

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our ability to access cost-effective funding;

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fluctuations in real estate values and both residential and commercial real estate market conditions;

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demand for loans and deposits in our market area;

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our ability to implement and change our business strategies;

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inflation, recession, and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

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competition among depository and other financial institutions;

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the rate of delinquencies and amounts of loans charged-off;

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fluctuations in real estate values and both residential and commercial real estate market conditions;

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adverse changes in the securities markets;

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fluctuations in the stock market may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses related to our trust and wealth management business;

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changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

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our ability to enter new markets successfully and capitalize on growth opportunities;

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our ability to capitalize on strategic opportunities;

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our ability to successfully introduce new products and services;

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our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

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our ability to retain our existing customers;

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our ability to prevent or mitigate fraudulent activity;

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changes in consumer spending, borrowing and savings habits;

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changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board;

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changes in our organization, compensation and benefit plans;

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changes in the quality or composition of our loan or investment portfolios;

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a breach in security of our information systems, including the occurrence of a cyber incident or a deficiency in cyber security;

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political instability or civil unrest;

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acts of war or terrorism;

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competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers, including retail businesses and technology companies;

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the failure to attract and retain skilled people; and

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the fiscal and monetary policies of the federal government and its agencies.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this prospectus, including other documents incorporated herein by reference. See “Where You Can Find More Information” and “Risk Factors” below. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 001-40711 except as otherwise indicated), which are considered to be a part of this prospectus (in each case, excluding any information “furnished” to, rather than filed with, the SEC, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit):
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2024, incorporated by reference therein);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

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our Current Reports on Form 8-K filed with the SEC on February 13, 2024, February 21, 2024, February 27, 2024, May 17, 2024, May 23, 2024, and June 21, 2024; and

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the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on August 4, 2021, to register our common stock under the Exchange Act, as updated and amended from time to time.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at https://www.orangebanktrust.com/ on the “Investor Relations” page or if you call or write to: Jennifer Staub, Corporate Secretary, Orange County Bancorp, Inc., 212 Dolson Avenue, Middletown, New York 10940, telephone: (845) 341-5000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.
RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
OUR COMPANY
Orange County Bancorp is a bank holding company incorporated under Delaware law in 2007 and headquartered in Middletown, New York. Through its wholly owned subsidiaries, Orange Bank & Trust Company, a New York state-chartered trust company, and Hudson Valley Investment Advisors, Inc., a registered investment advisor, the Company offers full-service commercial and consumer banking products and services and trust and wealth management services to small businesses, middle-market enterprises, local municipal governments and individuals in the Lower Hudson Valley region, the New York metropolitan area and nearby markets in Connecticut and New Jersey. The Company’s main office is located at 212 Dolson Avenue, Middletown, New York 10940 and its website address is https://www.orangebanktrust.com/. The information contained on our website should not be considered part of this prospectus or part of any prospectus supplement, and the reference to our website does not constitute incorporation by reference of the information contained on the website.
By combining the high-level personal service and relationship-based focus of a community bank with the extensive suite of financial products and services offered by our larger competitors, we believe we can capitalize on the substantial growth opportunities available in our market areas. We also offer a variety of deposit accounts to businesses and consumers, including checking accounts and a full line of municipal banking accounts. These activities, together with our 16 offices and one loan production office, generate a stable source of low-cost core deposits and a diverse loan portfolio with attractive risk-adjusted yields. As of March 31, 2024, the Company’s assets, loans, deposits and stockholders’ equity totaled $2.5 billion, $1.7 billion, $2.2 billion and $168.7 million, respectively. Orange Bank & Trust Company’s trust department and HVIA had a combined $1.7 billion in assets under management at March 31, 2024. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “OBT.”
As a bank holding company, the Company is subject to the supervision of the Board of Governors of the Federal Reserve System (the “FRB”). We are required to file with the FRB reports and other information regarding our business operations and the business operations of our subsidiaries. As a state-chartered trust company that is a member of the Federal Reserve System, the Bank is subject to primary supervision, periodic examination and regulation by the New York State Department of Financial Services and by the FRB as its primary federal regulator.
USE OF PROCEEDS
Orange County Bancorp intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF THE SECURITIES
This prospectus contains a summary of the debt securities, common stock, warrants, purchase contracts, units and subscription rights that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. The prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.
Description of Debt Securities
General
We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
Provisions of the Indentures
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
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the designation of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

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the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

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the currency or currencies of payment of principal or interest;

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the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

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any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.
Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:
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we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture satisfactory to the applicable trustee, our obligations under the indenture; and

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immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
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default in the payment when due of principal of any debt security of that series;

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default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

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default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days;

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default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture by the holders of at least 25% in aggregate principal amount of the outstanding debt securities;

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certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

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any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of on all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Obligations of the Trustee
The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies
Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

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such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

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the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee,

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by a nominee of the depositary to the depositary or another nominee of the depositary, or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.
Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, as trust funds, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.
Defeasance of Certain Covenants
Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
Satisfaction and Discharge
We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.
Amendments to the Indentures
Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:
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to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;

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to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

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to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

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to add any additional events of default with respect to all or any series of debt securities or change any provisions regarding acceleration of maturity upon an event of default;

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to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

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to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

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to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;

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in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;

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to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

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to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

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to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;
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to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

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to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

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to add guarantees with respect to, or to secure, any series of debt security;

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to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

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to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

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reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

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modify the subordination provisions in a manner adverse to the holders of such debt securities; or

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make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee
The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
No Individual Liability of Directors, Officers, Employees or Stockholders
The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Common Stock
The following summary contains a description of the material terms of our common stock. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. The rights of the holders of our common stock are governed by the Company’s certificate of incorporation and bylaws and by the Delaware General Corporation Law.
General
Our authorized capital consists of 15,000,000 shares of common stock, $0.50 par value, and no shares of preferred stock. At March 31, 2024, there were 5,657,458 shares of common stock outstanding. All issued and outstanding shares at that date were fully paid and nonassessable.
Dividends.   Delaware law generally limits dividends to our capital surplus or, if there is no capital surplus, our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The holders of our common stock will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor.
Voting Rights.   The holders of our common stock have exclusive voting rights in Orange County Bancorp. They elect our board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors.
Liquidation or Dissolution.   In the unlikely event of liquidation, dissolution or winding up of Orange County Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Orange County Bancorp available for distribution.
Preemptive Rights.   Holders of the common stock of Orange County Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Restrictions on Acquisition of Orange County Bancorp, Inc.
The following discussion is a general summary of the material provisions of Delaware law, our Certificate of Incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question.
Directors.   The board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would generally take at least two annual elections to replace a majority of the board of directors. In addition, the board of directors has the power to fill board vacancies, whether occurring by reason of an increase in the number of directors or by resignation, death, removal or otherwise.
No Cumulative Voting.   The Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Plurality Voting.   The Certificate of Incorporation provides that the directors will be elected by the plurality of the shares voted in person or represented by proxy and entitled to vote at the meeting.
Stockholder Nominations and Proposals.   The Bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to the Company at least 90 days prior to the anniversary date of the previous year’s annual meeting. In order for a stockholder to make a director nomination, such stockholder or group of stockholders must beneficially own more than 5% of the Company’s outstanding common stock and have held such stock for at least one year prior to the date of the nomination.
Special Meetings of Stockholders.   For a special stockholders’ meeting to be called by stockholders, our Bylaws require the request of record holders of at least 25% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special stockholders’ meeting.

Restrictions on Removing Directors from Office.   The Bylaws provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors.
Business Combinations with Related Persons.   Under the Certificate of Incorporation, business combinations between the Company and a person owning 10% or more of the Company’s stock must be approved by the affirmative vote of at least 80% of the votes entitled to be cast and a majority of the outstanding votes entitled to be cast, excluding any shares owned by a 10% stockholder. This super-majority vote requirement does not apply if two-thirds of the directors that are unaffiliated with the related person (“disinterested directors”) approve the business combination. Delaware law provides a similar restriction on business combinations with interested stockholders, which also does not apply if the business combination is approved by two-thirds of the disinterested directors.
Change in Control Law and Regulations.   Under the Change in Bank Control Act, a federal law, no person may acquire control of an insured bank or its parent holding company unless the FRB has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The FRB takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a bank without the prior approval of the FRB. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the FRB.
Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the FRB that the acquirer has the power to direct, or directly or indirectly exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as is the case with Orange County Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. FRB regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.
Listing and Trading
Our common stock is listed on the Nasdaq Capital Market under the symbol “OBT.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., Canton, Massachusetts.
Description of Warrants
We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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any applicable anti-dilution provisions;

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any applicable redemption or call provisions;

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the circumstances under which the warrant exercise price may be adjusted;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of the debt securities or common stock purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

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the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities or common stock. The price of our debt securities or price per share of our common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities or common stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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U.S. federal income tax considerations relevant to the purchase contracts; and

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whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
Description of Units
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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U.S. federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement that will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.
Description of Subscription Rights
The following briefly summarizes the general provisions of subscription rights to purchase additional shares of our common stock or debt securities, which we may issue. The specific terms of any subscription rights, including the period during which the subscriptions rights may be exercised, the manner of exercising such subscription rights, and the transferability of subscription rights, will be disclosed in the applicable prospectus supplement.
General
We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock or debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or debt securities for every share of our common stock or our debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.

Exercise Price
Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.
The subscription price may or may not reflect the actual or long-term fair value of the common stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of subscription rights will have no rights as holders with respect to our common stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.

Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:
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the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
LEGAL OPINION
The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.
EXPERTS
The consolidated financial statements of Orange County Bancorp, Inc. incorporated in this registration statement by reference to Orange County Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,720,430 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Piper Sandler	Stephens Inc.
June 3, 2025